UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Park, Franklin, Massachusetts		02038
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Arrangements

On February 13, 2008, the Compensation Committee of the Board of Directors of PLC Systems Inc. (the “Registrant”) adopted bonus arrangements for Mark R. Tauscher, the Registrant’s President and Chief Executive Officer, James G. Thomasch, the Registrant’s Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer, Kenneth J. Luppi, the Registrant’s Vice President of Operations, Dr. Robert I. Rudko, the Registrant’s Chief Scientific Officer, and Vincent C. Puglisi, the Registrant’s Managing Director, International.

Messrs. Tauscher, Thomasch and Luppi and Dr. Rudko will each receive a bonus based (i) 70% on the attainment of defined milestones related to patient enrollment during the fiscal year ending December 31, 2008 in the U.S. pivotal clinical trial for the Registrant’s RenalGuard System, (ii) 25% on the attainment of defined milestones during the fiscal year ending December 31, 2008 related to patient enrollment in the Registrant’s clinical trial for the RenalGuard System in Italy and sales of disposable RenalGuard products in Italy, and (iii) 5% on the financial performance of the Registrant’s transmyocardial revascularization (“TMR”) business during the fiscal year ending December 31, 2008.  The target bonus payment for Mr. Tauscher is 50% of his base salary, for Mr. Thomasch is 40% of his base salary, and for Mr. Luppi and Dr. Rudko is 30% of each of their respective base salaries.  The bonus payments may be adjusted downward if the Registrant does not attain the defined milestones or the financial performance of the Registrant’s TMR business does not meet the targets, and the bonus payments may be adjusted upward if the defined milestones related to patient enrollment in the U.S. pivotal clinical trial are exceeded.

Mr. Puglisi will receive a bonus based (i) 75% on the financial performance of the Registrant’s international business during the fiscal year ending December 31, 2008 and (ii) 25% on the attainment of defined milestones during the fiscal year ending December 31, 2008 related to patient enrollment in the Registrant’s clinical trial for the RenalGuard System in Italy and sales of disposable RenalGuard products in Italy.  The maximum bonus payment for Mr. Puglisi is 30% of his base salary.

Salary Adjustments

On February 13, 2008, the Compensation Committee also approved a 4% increase to the salaries of Messrs. Tauscher, Thomasch, Luppi and Puglisi and Dr. Rudko, retroactive to January 1, 2008.  The Compensation Committee also approved an additional $5,000 increase to Mr. Luppi’s salary (applied after the 4% increase) based on market analysis of salaries for executives with similar responsibilities.  As a result, the salaries for the fiscal year ending December 31, 2008 for Messrs. Tauscher, Thomasch, Luppi and Puglisi and Dr. Rudko are $310,247, $194,776, $164,625, $161,537 and $214,454, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: February 20, 2008	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President, Finance and Administration and Chief Financial Officer